UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 25, 2017
Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania		17703-0967
(Address of principal executive offices)		(Zip Code)

(570) 322-1111 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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Item 5.07    Submission of Matters to a Vote of Security Holders.
On April 25, 2017, Penns Woods Bancorp, Inc. (the “Company”) held its 2017 Annual Meeting of Shareholders for which the Board of Directors solicited proxies to consider and vote upon the proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2017. As of the record date for the Annual Meeting, holders of a total of 4,734,952 shares of the Company’s common stock were entitled to vote on the matters considered at the Annual Meeting.
The proposals voted on at the Annual Meeting by shareholders of the Company and the voting results were as follows:

Proposal No. 1. Election of Class I directors.

Nominees	For	Withheld	Broker Nonvotes
(01) James M. Furey, II	2,450,618	265,254	983,990
(02) Richard A. Grafmyre	2,445,513	270,359	983,990
(03) D. Michael Hawbaker	2,439,052	276,820	983,990
(04) Brian L. Knepp	2,442,032	273,840	983,990
(05) John G. Nackley	2,380,011	335,861	983,990

Proposal No. 2. Advisory vote on the approval of executive compensation.

Votes For	Votes Against	Abstentions	Broker Nonvotes
2,068,925	386,791	116,508	979,740

Proposal No. 3. Ratification of the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Votes For	Votes Against	Abstentions	Broker Nonvotes
3,510,180	15,127	26,657	-0-

Proposal No. 4. Advisory vote on the frequency of shareholder votes on executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Nonvotes
2,084,769	113,768	308,151	65,536	979,740

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PENNS WOODS BANCORP, INC.

Dated: April 26, 2017
By:    /s/ Brian L. Knepp
Brian L. Knepp    Senior Vice President and Chief Financial Officer

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